Exhibit 99.1

For Immediate Release
HOSPIRA REPORTS FOURTH-QUARTER AND
FULL-YEAR 2013 RESULTS

— Provides 2014 net sales and adjusted* earnings projections —

LAKE FOREST, Ill., Feb. 12, 2014 -- Hospira, Inc. (NYSE: HSP), the world's leading provider of injectable drugs and infusion technologies, today reported results for the fourth quarter and full year ended Dec. 31, 2013. For the fourth quarter of 2013, net sales were $1.1 billion, and adjusted* diluted earnings per share were $0.51. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.) On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth-quarter 2013 diluted earnings per share were $0.20. For full-year 2013, adjusted* net sales were $4.1 billion, and adjusted* diluted earnings per share were $2.09. On a GAAP basis, full-year 2013 net sales were $4.0 billion, with a diluted loss per share of $(0.05).

"In 2013, Hospira made significant progress advancing the company’s dual priorities of reinforcing our foundation and turbocharging growth, while also achieving solid financial performance, delivering adjusted* earnings per share at the higher end of our projections," said F. Michael Ball, chief executive officer. "We believe our quality-improvement efforts and growth initiatives are positioning Hospira for a stronger, more competitive future, driving sustainable growth and value to our shareholders."

Fourth-Quarter 2013 Results
The following table highlights selected financial results for the fourth quarter of 2013 compared to the same period in 2012:

In $ millions, except per share amounts	GAAP Three Months Ended Dec. 31,		%	Adjusted* Three Months Ended Dec. 31,		%
	2013	2012	Change	2013	2012	Change
Net Sales	$1,084.4	$1,098.9	(1.3)%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$321.6	$314.7	2.2%	$398.2	$383.5	3.8%
Income from Operations	$53.2	$30.8	72.7%	$128.8	$121.5	6.0%
Diluted Earnings per Share:	$0.20	$0.03	nm	$0.51	$0.55	(7.3)%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	29.7%	28.6%		36.7%	34.9%
Income from Operations	4.9%	2.8%		11.9%	11.1%
nm: Percentage change is not meaningful.

Results under U.S. GAAP include items as detailed in the schedules attached to this press release.

Net sales decreased 1.3 percent to $1.1 billion in the fourth quarter of 2013. The majority of the decrease was due to the impact of the ship-hold in place on most of the company's infusion devices, the expected year-over-year decline of U.S. sales of the oncolytic docetaxel and the negative impact of foreign currency. Partially offsetting the decrease was strong global Specialty Injectable Pharmaceuticals (SIP) growth, which benefited from supply recovery and improved pricing in the United States.

Adjusted* income from operations increased 6.0 percent to $129 million in the fourth quarter of 2013, compared to $122 million in the fourth quarter of 2012. The increase primarily relates to the impact of supply recovery and improved pricing in the company’s SIP products, which more than offset the year-over-year increase in selling, general and administration (SG&A) expense. On a GAAP basis, income from operations was $53 million compared to $31 million in the fourth quarter of 2012. The year-over-year change in fourth quarter GAAP income from operations is primarily attributed to restructuring charges in 2012.

The effective tax rate on an adjusted* basis in the quarter was 21.4 percent compared to 16.3 percent in the fourth-quarter 2012. The increase mainly reflects a shift in earnings mix to higher tax-rate jurisdictions relative to the fourth quarter of 2012. On a GAAP basis, the fourth-quarter 2013 effective tax rate was a benefit of 7.6 percent compared to an expense of 137.5 percent in the fourth quarter of 2012. The benefit during the fourth-quarter 2013 primarily results from the impact of quality- and device-related charges incurred in higher tax-rate jurisdictions. The fourth-quarter 2012 effective tax rate on a GAAP basis included a charge related to the effective settlement of a U.S. federal tax audit.

Full-Year 2013 Results
The following table highlights selected financial results for the full-year 2013 compared to the same period in 2012:

In $ millions, except per share amounts	GAAP Year Ended Dec. 31,		%	Adjusted* Year Ended Dec. 31,		%
	2013	2012	Change	2013	2012	Change
Net Sales	$4,002.8	$4,092.1	(2.2)%	$4,107.1	$4,092.1	0.4%
Gross Profit (Net Sales less Cost of Products Sold)	$1,080.5	$1,113.4	(3.0)%	$1,518.0	$1,445.9	5.0%
Income from Operations	$16.6	$58.8	(71.8)%	$478.4	$455.6	5.0%
Diluted (Loss) Earnings per Share:	$(0.05)	$0.27	(118.5)%	$2.09	$2.01	4.0%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	27.0%	27.2%		37.0%	35.3%
Income from Operations	0.4%	1.4%		11.6%	11.1%

Adjusted* net sales for full-year 2013 (which exclude the impact of customer sales allowances associated with the company's device strategy incurred in the first quarter of 2013) were $4.1 billion, relatively flat compared to full-year net sales in 2012. Strong global sales of SIP products, driven mainly by improved pricing in the United States and supply recovery, were partially offset by the expected decline in U.S. docetaxel sales and the decrease in Medication Management (MM) sales, which was due to the 2013 device ship-hold. On a GAAP basis, net sales for full-year 2013 were $4.0 billion, a decrease of 2.2 percent compared to the previous period. In addition to the factors that affected adjusted* full-year 2013 net sales, GAAP full-year net sales were adversely impacted by the customer sales allowances associated with the device strategy.

Adjusted* income from operations increased 5.0 percent to $478 million for the full year of 2013, compared to $456 million for the full year of 2012. The increase primarily reflects the full-year impact of improved pricing and supply recovery in the company’s SIP products, partially offset by higher SG&A expense. On a GAAP basis, full-year 2013 income from operations was $17 million compared to $59 million in 2012. In addition to the higher SG&A expense, full-year 2013 GAAP income from operations was negatively impacted by charges associated with the device strategy, partially offset by a decrease in quality- and product-related charges.

The full-year 2013 effective tax rate on an adjusted* basis was 15.0 percent compared to 18.3 percent in 2012. The full-year 2013 effective tax rate benefited from the retroactive reinstatement in the first quarter of 2013 of certain U.S. tax provisions for 2012 and 2013. On a GAAP basis, the 2013 effective tax rate was a benefit of 79.8 percent compared to a benefit of 121.7 percent in 2012. The tax rates on a GAAP basis benefited in both periods from the impact of quality- and device-related charges incurred in higher tax-rate jurisdictions, partially offset in 2012 by a charge related to the effective settlement of a U.S. federal tax audit.

Cash Flow
Cash flow from operations for full-year 2013 was $317 million, compared to $478 million in 2012. The decrease is primarily due to higher taxes paid and increases in inventory related to supply recovery in 2013.

Capital expenditures were $354 million for full-year 2013 compared to $290 million in 2012. The increase was primarily a result of spending on modernization initiatives at several of the company's manufacturing facilities, as well as on information-technology projects.

2014 Projections
The projection ranges for full-year 2014 net sales and adjusted* diluted earnings per share include, among several factors, assumptions related to the timing of genericization of Precedex™ (dexmedetomidine HCl), the company’s proprietary pharmaceutical for sedation.

Hospira expects the change to net sales for full-year 2014 to range between negative 2 and positive 3 percent on a constant-currency basis, with a flat to negative 1 percent impact from foreign currency.

Adjusted* diluted earnings per share for 2014 are expected to be in a range of $2.00 to $2.25.

The reconciliation between the projected 2014 adjusted* diluted earnings per share and projected GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.00 - $2.25

Estimated charges related to the company's device strategy (mid-point of an estimated range of $0.13 to $0.19 per diluted share)	$(0.16)

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.23 to $0.27 per diluted share)	$(0.25)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.25 to $0.31 per diluted share)	$(0.28)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.30 to $0.38 per diluted share)	$(0.34)

Estimated acquisition and integration-related charges associated with the pending acquisition of an API-related business from Orchid Chemicals & Pharmaceuticals (mid-point of an estimated range of $0.05 to $0.07 per diluted share)	$(0.06)

Diluted earnings per share — GAAP	$0.91 - $1.16

The adjusting items are shown net of tax in aggregate of $85 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company projects that cash flow from operations in 2014 will range between $100 million and $200 million. Capital expenditures are projected to range between $375 million to $425 million. Depreciation and amortization is expected to range between $225 million to $275 million.

"We are on track for continued progress in 2014 for our quality-improvement efforts and our initiatives to advance our strategic growth drivers, which include our SIP pipeline, global expansion and emerging market initiatives, our biosimilars program and our device strategy," said Ball. "In addition, we expect continued progress in efforts that support our strategic priorities, such as our facility modernization and manufacturing capacity expansion initiatives. Together, we believe these efforts will enable Hospira to most effectively serve the needs of our customers and patients, and deliver strong value to our shareholders."

*Use of Non-GAAP Financial Measures
Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira's Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material
Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, Feb. 12, 2014. A live webcast of the conference call will be available on Hospira's website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira
Hospira, Inc. is the world's leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 17,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira's results of operations; projections of certain charges, expenses, and cash flow; and other statements regarding Hospira's goals, plans and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company's quality initiatives, continuous improvement activities, and device strategy, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, intellectual property, product development, technological, supply, quality and other factors that may affect Hospira's operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings "Forward-Looking Statements," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hospira's latest Annual Report on Form 10-K, filed with the Securities and Exchange Commission and incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Dan Rosenberg	Karen King
(224) 212-3366	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

Hospira, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Three Months Ended December 31,		% Change
	2013	2012
Net sales	$1,084.4	$1,098.9	(1.3)%

Cost of products sold	762.8	784.2	(2.7)%
Restructuring and impairment	(1.8)	20.9	(108.6)%
Research and development	83.6	84.7	(1.3)%
Selling, general and administrative	186.6	178.3	4.7%
Total operating costs and expenses	1,031.2	1,068.1	(3.5)%
Income From Operations	53.2	30.8	72.7%

Interest expense	23.3	21.9	6.4%
Other expense, net	2.4	1.7	41.2%
Income Before Income Taxes	27.5	7.2	281.9%

Income tax (benefit) expense	(2.1)	9.9	(121.2)%
Equity income from affiliates, net	(3.9)	(8.0)	(51.3)%
Net Income	$33.5	$5.3	nm

Earnings Per Common Share:
Basic	$0.20	$0.03	nm
Diluted	$0.20	$0.03	nm

Weighted Average Common Shares Outstanding:
Basic	165.9	165.1	0.5%
Diluted	167.3	165.8	0.9%

Adjusted Gross Profit (1)(2)	$398.2	$383.5	3.8%
Adjusted Income From Operations (1)	$128.8	$121.5	6.0%
Adjusted Net Income (1)	$84.9	$91.4	(7.1)%
Adjusted Diluted Earnings Per Share (1)	$0.51	$0.55	(7.3)%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2013	2012	2013	2012
Gross Profit (2)	29.7%	28.6%	36.7%	34.9%
Income From Operations	4.9%	2.8%	11.9%	11.1%
Net Income	3.1%	0.5%	7.8%	8.3%
Income Tax Rate	(7.6)%	137.5%	21.4%	16.3%
______________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.
nm	Percentage change is not meaningful.

Hospira, Inc.
Condensed Consolidated Statements of (Loss) Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Years Ended December 31,		% Change
	2013	2012
Net sales	$4,002.8	$4,092.1	(2.2)%

Cost of products sold	2,922.3	2,978.7	(1.9)%
Restructuring and impairment	19.6	63.3	(69.0)%
Research and development	301.7	303.6	(0.6)%
Selling, general and administrative	742.6	687.7	8.0%
Total operating costs and expenses	3,986.2	4,033.3	(1.2)%
Income From Operations	16.6	58.8	(71.8)%

Interest expense	86.2	86.3	(0.1)%
Other expense, net	53.6	14.4	272.2%
Loss Before Income Taxes	(123.2)	(41.9)	194.0%

Income tax benefit	(98.3)	(51.0)	92.7%
Equity income from affiliates, net	(16.6)	(35.1)	(52.7)%
Net (Loss) Income	$(8.3)	$44.2	(118.8)%

(Loss) Earnings Per Common Share:
Basic	$(0.05)	$0.27	(118.5)%
Diluted	$(0.05)	$0.27	(118.5)%

Weighted Average Common Shares Outstanding:
Basic	165.6	165.0	0.4%
Diluted	165.6	166.0	(0.2)%

Adjusted Net Sales (1)(2)	$4,107.1	$4,092.1	0.4%
Adjusted Gross Profit (1)(3)	$1,518.0	$1,445.9	5.0%
Adjusted Income From Operations (1)	$478.4	$455.6	5.0%
Adjusted Net Income (1)	$347.6	$333.3	4.3%
Adjusted Diluted Earnings Per Share (1)	$2.09	$2.01	4.0%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Years Ended December 31,		Adjusted (1) Years Ended December 31,
	2013	2012	2013	2012
Gross Profit (3)	27.0%	27.2%	37.0%	35.3%
Income From Operations	0.4%	1.4%	11.6%	11.1%
Net (Loss) Income	(0.2)%	1.1%	8.5%	8.1%
Income Tax Rate	79.8%	121.7%	15.0%	18.3%

______________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	There were no adjustments included in GAAP Net sales for the year ended ended December 31, 2012.
(3)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnotes.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Three months ended December 31, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP Financial Measures	$321.6	$53.2	$33.5	$0.20
Specified Items:
Device strategy charges (A)	8.0	9.6	8.2	0.05
Facilities optimization charges (B)	—	(3.4)	(3.4)	(0.02)
Amortization of certain intangible assets (C)	17.6	17.6	12.1	0.07
Certain quality and product related charges (D)	42.8	42.8	28.7	0.18
Capacity expansion related charges (E)	8.2	8.2	5.3	0.03
Acquisition and integration related charges (F)	—	0.8	0.5	—
Adjusted financial measures (3)	$398.2	$128.8	$84.9	$0.51
__________________________________________________________________________

GAAP results for the three months ended December 31, 2013 include:
(A)
Device strategy charges: $8.0 million in Cost of products sold and $1.6 million reported in Restructuring and impairment. These charges include consulting, customer accommodations, accelerated depreciation, and other costs associated with Hospira's device strategy.

(B)
Facilities optimization charges: $(3.4) million reported in Restructuring and impairment. Hospira recovered amounts related to equipment associated with Hospira's exit of a specialty injectable drug finishing operation.

(C)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited ("Mayne Pharma") and a generic injectable business by Hospira Healthcare India Private Limited ("Hospira India").

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, and device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls. These charges are primarily associated with Hospira's response to the United States Food and Drug Administration ("FDA") warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges reported in Selling, general, and administrative ("SG&A") include costs for the pending acquisition and integration of an active pharmaceutical ingredient business.

Three months ended December 31, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP Financial Measures	$314.7	$30.8	$5.3	$0.03
Specified Items:
Facilities optimization charges (A)	—	1.2	0.9	0.01
Amortization of certain intangible assets (B)	17.6	17.6	12.8	0.08
Impairment of certain assets (C)	—	—	1.7	0.01
Certain quality and product related charges (D)	44.1	44.1	33.3	0.20
Capacity expansion related charges (E)	6.6	6.6	4.4	0.03
Other restructuring charges (F)	0.5	20.2	13.6	0.08
Acquisition and integration related charges (G)	—	1.0	0.6	—
Effective settlement of IRS tax audit (H)	—	—	18.8	0.11
Adjusted financial measures (3)	$383.5	$121.5	$91.4	$0.55
__________________________________________________________________________

GAAP results for the three months ended December 31, 2012 include:
(A)
Facilities optimization charges: $1.2 million reported in Restructuring and impairment. The equipment and facility impairment charges relate to Hospira's plans to exit a specialty injectable drug finishing operation.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharmaceuticals, Inc. ("Javelin Pharma") and a generic injectable business by Hospira India.

(C)	Impairment of certain assets: $1.7 million reported in Other expense, net, related to a marketable equity investment.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Other restructuring charges: $0.5 million reported in Cost of products sold and $19.7 million reported in Restructuring and impairment. These charges include inventory charges, equipment impairments, contract termination charges and severance charges associated with Hospira's exit of non-strategic product lines and commercial optimization.

(G)	Acquisition and integration related charges reported in SG&A include cost related to the pending acquisition and integration of an active pharmaceutical ingredient business.
(H)
Settlement of IRS tax audit expense of $18.8 million reported in Income tax (benefit) expense. This discrete income tax expense is related to the completion and effective settlement of U.S. tax return audits.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Adjusted net income is shown net of tax of $24.1 million and $25.1 million, exclusive of the tax audit settlement, for the three months ended December 31, 2013 and 2012, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including Adjusted Gross Profit, Adjusted Income From Operations, Adjusted Net Income and Adjusted Diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira's Form 8-K furnished on February 12, 2014.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Year Ended December 31, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Net Sales	Gross Profit (1)	Income From Operations	Net (Loss) Income (2)	Diluted EPS
GAAP Financial Measures	$4,002.8	$1,080.5	$16.6	$(8.3)	$(0.05)
Specified Items:
Device strategy charges (A)	104.3	215.0	226.9	167.9	1.01
Facilities optimization charges(B)	—	—	(3.4)	(3.4)	(0.02)
Amortization of certain intangible assets (C)	—	70.0	70.0	48.6	0.29
Impairment of certain assets (D)	—	—	3.5	10.8	0.07
Certain quality and product related charges (E)	—	130.0	130.0	86.4	0.52
Capacity expansion related charges (F)	—	22.5	22.5	14.6	0.09
Other restructuring charges (G)	—	—	7.7	5.4	0.03
Acquisition and integration related charges (H)	—	—	4.6	2.8	0.02
Early debt extinguishment charges (I)	—	—	—	22.8	0.14
Diluted share impact	—	—	—	—	(0.01)
Adjusted financial measures (3)	$4,107.1	$1,518.0	$478.4	$347.6	$2.09
__________________________________________________________________________

GAAP results for the year ended December 31, 2013 include:
(A)
Device strategy charges: $104.3 million reported in Net sales, $110.7 million in Cost of products sold and $11.9 million in Restructuring and impairment. These charges include customer sales allowances, consulting, customer accommodations, contract termination, collection and destruction costs, inventory charges, other asset impairments, accelerated depreciation, and other costs associated with Hospira's device strategy.

(B)
Facilities optimization charges: $(3.4) million reported in Restructuring and impairment. Hospira recovered amounts related to equipment associated with Hospira's exit of a specialty injectable drug finishing operation.

(C)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
(D)
Impairment of certain assets: $3.5 million reported in Restructuring and impairment and $14.5 million reported in Other expense, net. These charges relate to impairment of certain intangible assets and investments, respectively.

(E)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, and device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

(F)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(G)	Other restructuring charges: $7.7 million reported in Restructuring and impairment. These charges include severance charges associated with Hospira's commercial optimization.
(H)	Acquisition and integration related charges reported in SG&A include costs for the pending acquisition and integration of an active pharmaceutical ingredient business.
(I)
Early debt extinguishment charges: $33.4 million reported in Other expense, net and $3.0 million reported in Interest expense. These charges include a make whole provision, write-off of debt issue costs, discounts and deferred gain on interest rate hedges, and interest expense associated with an overlap of outstanding debt.

Year Ended December 31, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit(1)	Income From Operations	Net Income(2)	Diluted EPS
GAAP financial measures	$1,113.4	$58.8	$44.2	$0.27
Specified items:
Facilities optimization charges (A)	—	18.6	11.6	0.07
Amortization of certain intangible assets (B)	72.4	72.4	50.5	0.31
Impairment of certain assets (C)	—	14.0	17.0	0.10
Certain quality and product related charges (D)	236.8	236.8	153.9	0.93
Capacity expansion related charges (E)	17.9	17.9	11.9	0.07
Other restructuring charges (F)	5.4	36.1	24.8	0.15
Acquisition and integration related charges (G)	—	1.0	0.6	—
Effective settlement of IRS tax audit (H)	—	—	18.8	0.11
Adjusted financial measures (3)	$1,445.9	$455.6	$333.3	$2.01
__________________________________________________________________________

GAAP results for the year ended December 31, 2012 include:
(A)
Facilities optimization charges: $18.6 million reported in Restructuring and impairment. The equipment and facility impairment charges relate to Hospira's plans to exit a specialty injectable drug finishing operation.

(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.
(C)
Impairment of certain assets: $14.0 million reported in Restructuring and impairment, and $10.1 million reported in Other expense, net. These charges relate to impairments of certain intangible assets and investments, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Other Restructuring Charges: $5.4 million reported in Cost of products sold and $30.7 million reported in Restructuring and impairment. These charges include inventory charges, equipment impairments, contract termination charges, severance charges and gain on disposition associated with Hospira's exit of non-strategic product lines and commercial optimization.

(G)	Acquisition and integration related charges reported in SG&A include cost related to the pending acquisition and integration of an active pharmaceutical ingredient business.
(H)	Settlement of IRS tax audit expense of $18.8 million reported in Income tax benefit. This discrete income tax expense is related to the completion and effective settlement of U.S. tax return audits.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Adjusted net income is shown net of tax of $156.6 million and $136.6 million, exclusive of the tax audit settlement, for the years ended December 31, 2013 and 2012, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including Adjusted Net Sales, Adjusted Gross Profit, Adjusted Income From Operations, Adjusted Net Income and Adjusted Diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira's Form 8-K furnished on February 12, 2014.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in millions)

	December 31, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$798.1	$772.1
Trade receivables, less allowances of $11.2 and $12.7, respectively	574.3	646.9
Inventories, net	1,066.2	997.8
Deferred income taxes and other	208.6	214.4
Prepaid expenses	90.0	53.9
Other receivables	101.3	75.3
Total Current Assets	2,838.5	2,760.4
Property and equipment, net	1,574.2	1,445.1
Intangible assets, net	172.2	266.8
Goodwill	1,057.7	1,079.1
Deferred income taxes	358.9	296.8
Investments	33.1	71.8
Other assets	144.3	168.6
Total Assets	$6,178.9	$6,088.6
Liabilities and Shareholders' Equity
Current Liabilities:
Short-term borrowings	$93.7	$28.9
Trade accounts payable	329.2	276.0
Salaries, wages and commissions	185.4	144.0
Other accrued liabilities	556.8	580.3
Total Current Liabilities	1,165.1	1,029.2
Long-term debt	1,747.0	1,706.8
Deferred income taxes	3.2	4.4
Post-retirement obligations and other long-term liabilities	301.7	306.5
Commitments and Contingencies
Total Shareholders' Equity	2,961.9	3,041.7
Total Liabilities and Shareholders' Equity	$6,178.9	$6,088.6

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Years Ended December 31,
	2013	2012
Cash Flow From Operating Activities:
Net (Loss) Income	$(8.3)	$44.2
Adjustments to reconcile Net (Loss) Income to net cash from operating activities-
Depreciation	171.8	164.0
Amortization of intangible assets	85.7	83.6
Loss on early debt extinguishment	33.4	—
Stock-based compensation expense	41.6	40.0
Undistributed equity income from affiliates	(16.6)	(35.1)
Distributions received from equity affiliates	37.5	—
Deferred income taxes and other tax adjustments	(117.9)	(90.3)
Impairment and other asset charges	73.1	72.8
Gains on dispositions of assets	(0.9)	(5.9)
Changes in assets and liabilities-
Trade receivables	66.3	(4.1)
Inventories	(138.2)	27.5
Prepaid expenses and other assets	(45.1)	(37.4)
Trade accounts payable	41.3	26.5
Other liabilities	73.7	183.8
Other, net	20.0	8.4
Net Cash Provided by Operating Activities	317.4	478.0

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(353.5)	(290.1)
Other payments to acquire business	—	(15.0)
Purchases of intangibles and other investments	(18.2)	(11.6)
Proceeds from disposition of businesses and assets	1.4	12.7
Net Cash Used in Investing Activities	(370.3)	(304.0)

Cash Flow From Financing Activities:
Issuance of long-term debt, net of fees paid	691.8	—
Repayment of long-term debt	(650.0)	—
Payment on early debt extinguishment	(39.8)	—
Other borrowings, net	74.6	(10.7)
Excess tax benefit from stock-based compensation arrangements	1.4	2.2
Proceeds from stock options exercised	16.3	7.9
Net Cash Provided by (Used in) Financing Activities	94.3	(0.6)

Effect of exchange rate changes on cash and cash equivalents	(15.4)	1.2

Net change in cash and cash equivalents	26.0	174.6
Cash and cash equivalents at beginning of year	772.1	597.5
Cash and cash equivalents at end of year	$798.1	$772.1

Supplemental Cash Flow Information:
Cash paid during the year-
Interest	$94.4	$102.2
Income taxes, net of refunds	$66.5	$10.7
Accrued capital expenditures	$42.2	$28.8

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Three Months Ended December 31,
	2013	2012	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Americas—
Specialty Injectable Pharmaceuticals	$572.6	$539.6	6.1%	7.0%
Medication Management	179.5	222.6	(19.4)%	(18.3)%
Other Pharma	104.8	107.5	(2.5)%	(2.0)%
Total Americas	856.9	869.7	(1.5)%	(0.6)%

Europe, Middle East & Africa ("EMEA")—
Specialty Injectable Pharmaceuticals	88.2	83.3	5.9%	1.7%
Medication Management	28.6	31.8	(10.1)%	(13.8)%
Other Pharma	21.9	24.6	(11.0)%	(11.8)%
Total EMEA	138.7	139.7	(0.7)%	(4.2)%

Asia Pacific ("APAC")—
Specialty Injectable Pharmaceuticals	71.9	73.3	(1.9)%	7.4%
Medication Management	13.6	14.2	(4.2)%	2.1%
Other Pharma	3.3	2.0	65.0%	65.0%
Total APAC	88.8	89.5	(0.8)%	7.8%

Net Sales	$1,084.4	$1,098.9	(1.3)%	(0.4)%

Global—
Specialty Injectable Pharmaceuticals	$732.7	$696.2	5.2%	6.4%
Medication Management	221.7	268.6	(17.5)%	(16.7)%
Other Pharma	130.0	134.1	(3.1)%	(2.8)%
Net Sales	$1,084.4	$1,098.9	(1.3)%	(0.4)%

(1)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Years Ended December 31,
				Reported		Adjusted(1)(3)
	GAAP Net Sales 2013	Adjusted Net Sales 2013(1)(3)	GAAP Net Sales 2012	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)
Americas—
Specialty Injectable Pharmaceuticals	$2,163.0	$2,163.0	$1,991.0	8.6%	9.1%	8.6%	9.1%
Medication Management	629.9	718.3	846.8	(25.6)%	(25.0)%	(15.2)%	(14.5)%
Other Pharma	382.9	382.9	401.6	(4.7)%	(4.3)%	(4.7)%	(4.3)%
Total Americas	3,175.8	3,264.2	3,239.4	(2.0)%	(1.4)%	0.8%	1.3%

EMEA—
Specialty Injectable Pharmaceuticals	332.9	332.9	318.4	4.6%	1.7%	4.6%	1.7%
Medication Management	97.8	111.0	119.9	(18.4)%	(20.9)%	(7.4)%	(9.9)%
Other Pharma	77.9	77.9	87.5	(11.0)%	(10.6)%	(11.0)%	(10.6)%
Total EMEA	508.6	521.8	525.8	(3.3)%	(5.5)%	(0.8)%	(3.0)%

APAC—
Specialty Injectable Pharmaceuticals	263.5	263.5	260.6	1.1%	7.3%	1.1%	7.3%
Medication Management	42.1	44.8	49.8	(15.5)%	(12.0)%	(10.0)%	(6.6)%
Other Pharma	12.8	12.8	16.5	(22.4)%	(21.8)%	(22.4)%	(21.8)%
Total APAC	318.4	321.1	326.9	(2.6)%	2.9%	(1.8)%	3.7%

Net Sales	$4,002.8	$4,107.1	$4,092.1	(2.2)%	(1.6)%	0.4%	0.9%

Global—
Specialty Injectable Pharmaceuticals	$2,759.4	$2,759.4	$2,570.0	7.4%	8.0%	7.4%	8.0%
Medication Management	769.8	874.1	1,016.5	(24.3)%	(23.9)%	(14.0)%	(13.6)%
Other Pharma	473.6	473.6	505.6	(6.3)%	(6.0)%	(6.3)%	(6.0)%
Net Sales	$4,002.8	$4,107.1	$4,092.1	(2.2)%	(1.6)%	0.4%	0.9%

(1)
Adjusted Net sales for the year ended December 31, 2013 excludes charges of $104.3 million related to the device strategy. The device strategy charges are reported in the respective Medication Management Net sales by product line as follows: Americas-$88.4 million, EMEA-$13.2 million and APAC-$2.7 million. There were no adjustments included in GAAP Net sales for the year ended December 31, 2012.

(2)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

(3)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.